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                                                                  EXECUTION COPY
                                                                     Exhibit 4.2



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                          REGISTRATION RIGHTS AGREEMENT


                           Dated as of March 27, 2001
                                  by and among


                            EMMIS ESCROW CORPORATION


                                       and


                     CREDIT SUISSE FIRST BOSTON CORPORATION
                              GOLDMAN, SACHS & CO.
                         DEUTSCHE BANC ALEX. BROWN INC.
                         BANC OF AMERICA SECURITIES LLC
                            CIBC WORLD MARKETS CORP.
                          FIRST UNION SECURITIES, INC.






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                  This Registration Rights Agreement (this "Agreement") is made and entered into as of March 27, 2001, by and among Emmis Escrow Corporation, an Indiana corporation (the "Company") and Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Deutsche Banc Alex. Brown Inc., Banc of America Securities LLC, CIBC World Markets Corp., and First Union Securities, Inc. (each an "Initial Purchaser" and, collectively, the "Initial Purchasers"), each of whom has agreed to purchase the Company's 12-1/2% Series A Senior Discount Notes due 2011 (the "Series A Notes") pursuant to the Purchase Agreement (as defined below).

                  This Agreement is made pursuant to the Purchase Agreement, dated as of March 13, 2001 (the "Purchase Agreement"), by and among the Company and the Initial Purchasers. Pursuant to the Indenture (as defined below), the Series A Notes will under certain conditions be mandatorily exchanged for 13-1/4% Senior Exchangeable Preferred Stock due 2011 (the "Exchangeable Preferred Stock") of Emmis Communications Corporation ("Emmis"). Pursuant to the Amended and Restated Articles of Incorporation of Emmis governing the Exchangeable Preferred Stock (the "Annex to Articles"), the Exchangeable Preferred Stock may under certain conditions be exchanged for 13-1/4% Subordinated Exchange Debentures due 2011 of Emmis (the "Exchange Debentures").

                  In order to induce the Initial Purchasers to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of March 27, 2001, between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"), relating to the Series A Notes (the "Indenture"), the Annex to Articles and the form of indenture, to be entered into by Emmis and The Bank of Nova Scotia Trust Company of New York, as exchange trustee (the "Exchange Trustee") governing the Exchange Debentures (the "Exchange Indenture").

                  The parties hereby agree as follows:

SECTION 1.        DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Act: The Securities Act of 1933, as amended.

                  Affiliate: As defined in Rule 144 of the Act.

                  Broker-Dealer: Any broker or dealer registered under the Exchange Act.

                  Business Day: A day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

                  Closing Date: The date hereof.
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                  Commission: The Securities and Exchange Commission.

                  Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the (i) New Notes, (ii) if the Series A Notes have been exchanged for the Exchangeable Preferred Stock, the New Preferred Stock, or (iii) if the Exchangeable Preferred Stock has been exchanged for the Exchange Debentures, the New Exchange Debentures, to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Issuer (i) to the Trustee of New Notes in the same aggregate principal amount or Accreted Value, as applicable, as the aggregate principal amount or Accreted Value, as applicable, of Series A Notes tendered by Holders thereof, (ii) if the Series A Notes have been exchanged for the Exchangeable Preferred Stock, to the Transfer Agent of New Preferred Stock in the same aggregate liquidation preference as the aggregate liquidation preference of Exchangeable Preferred Stock tendered by Holders thereof, or (iii) if the Exchangeable Preferred Stock has been exchanged for Exchange Debentures, to the Exchange Trustee of New Exchange Debentures in the same aggregate principal amount as the aggregate principal amount of Exchange Debentures tendered by Holders thereof, pursuant to the Exchange Offer.

                  Consummation Deadline: As defined in Section 3(b) hereof.

                  Debentures: The Exchange Debentures and the New Exchange Debentures.

                  Effectiveness Deadline: As defined in Sections 3(a) and 4(a) hereof.

                  Exchange Act: The Securities Exchange Act of 1934, as amended.

                  Exchange Offer: The exchange and issuance (i) by the Company of the New Notes, (ii) if the Series A Notes have been exchanged for the Exchangeable Preferred Stock, by Emmis of the New Preferred Stock, or (iii) if the Exchangeable Preferred Stock has been exchanged for the Exchange Debentures, by Emmis of the New Exchange Debentures, which in each case, shall be registered pursuant to the Exchange Offer Registration Statement in an amount equal to (i) the aggregate principal amount or Accreted Value, as applicable, of all Series A Notes that are tendered by the holders thereof, (ii) the aggregate liquidation preference of all shares of Exchangeable Preferred Stock that are tendered by the holders thereof, or (iii) the aggregate principal amount of all Exchange Debentures that are tendered by the holders thereof, respectively, in connection with such exchange and issuance.

                  Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

                  Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Series A Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A that are also "qualified purchasers" under the Investment Company Act of 1940, as amended.

                  Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.


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                  Holders: As defined in Section 2 hereof.

                  Issuer: The Company or, if the Exchangeable Preferred Stock or Exchange Debentures have been issued, Emmis.

                  New Exchange Debentures: Emmis' 13-1/4% Series B Subordinated Exchange Debentures due 2011 to be issued pursuant to the Exchange Indenture (i) in the Exchange Offer or (ii) in connection with a resale of Exchange Debentures in reliance on a Shelf Registration Statement.

                  New Notes: The Company's 12-1/2% Series B Senior Discount Notes due 2011 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) in connection with a resale of Notes in reliance on a Shelf Registration Statement.

                  New Preferred Stock: Emmis' 13-1/4% Series B Senior Exchangeable Preferred Stock due 2011 to be issued pursuant to the Annex to Articles (i) in the Exchange Offer or (ii) in connection with a resale of Exchangeable Preferred Stock in reliance on a Shelf Registration Statement.

                  Notes: The Series A Notes and the New Notes.

                  Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  Recommencement Date: As defined in Section 6(d) hereof.

                  Registration Default: As defined in Section 5 hereof.

                  Registration Statement: Any registration statement of the Issuer relating to (a) an offering of the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto, including post-effective amendments, and all exhibits and material incorporated by reference therein.

                  Rule 144: Rule 144 promulgated under the Act.

                  Shelf Registration Statement: As defined in Section 6(b) hereof.

                  Stock: The Exchangeable Preferred Stock and the New Preferred Stock.

                  Suspension Notice: As defined in Section 6(d) hereof.


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                  TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa
- 77bbbb) as in effect on the date of the Indenture, or the Exchange Indenture if the Exchange Debentures have been issued.

                  Transfer Restricted Securities: Each (a) Series A Note, share of Exchangeable Preferred Stock or Exchange Debenture, as the case may be, until the earliest to occur of (i) the date on which such Series A Note, share of Exchangeable Preferred Stock or Exchange Debenture is exchanged in the Exchange Offer and is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Series A Note, share of Exchangeable Preferred Stock or Exchange Debenture has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be), or (iii) the date on which such Series A Note, share of Exchangeable Preferred Stock or Exchange Debenture is distributed or distributable to the public pursuant to Rule 144 under the Act and (b) each New Note, share of New Preferred Stock or New Exchange Debenture until the date on which such security is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

SECTION 2.        HOLDERS

                  A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3.        REGISTERED EXCHANGE OFFER

                  (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Issuer shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 120 days after the Closing Date (such 120th day being the "Filing Deadline"), (ii) use its commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 210 days after the Closing Date (such 210th day being the "Effectiveness Deadline"),
(iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, to be offered in exchange for the Series A Notes, the Exchangeable Preferred Stock or the Exchange Debentures, respectively, that are Transfer Restricted Securities and
(ii) resales of the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, by Broker-Dealers that tendered into the Exchange


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Offer Series A Notes, the Exchangeable Preferred Stock or the Exchange
Debentures, respectively, that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes, the Exchangeable Preferred Stock or the Exchange Debentures, as the case may be, acquired directly from the Issuer or any of its Affiliates) as contemplated by Section 3(c) below.

                  (b) The Issuer shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall use its commercially reasonable efforts to keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Issuer shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, shall be included in the Exchange Offer Registration Statement. The Issuer shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter (such 30th day being the "Consummation Deadline").

                  (c)      The Issuer shall include a "Plan of Distribution"
section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuer or any Affiliate thereof), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

                  Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any New Notes, the New Preferred Stock or New Exchange Debentures, as the case may be, received by such Broker-Dealer in the Exchange Offer, the Issuer shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of the New Notes, the New Preferred Stock or New Exchange Debentures, as the case may be, by Broker-Dealers, the Issuer agrees to use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Issuer


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shall provide sufficient copies of the latest version of such Prospectus to such
Broker-Dealers, promptly upon request, and in no event later than one Business Day after such request, at any time during such period.

SECTION 4.        SHELF REGISTRATION

                  (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law (after the Issuer has complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder of Transfer Restricted Securities shall notify the Issuer within 20 Business Days following the Consummation Deadline that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the New Notes, the New Preferred Stock or New Exchange Debentures, as the case may be, acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes, the Exchangeable Preferred Stock or the Exchange Debentures, as the case may be, acquired directly from the Issuer or any of its Affiliates, then the Issuer shall:

                           (x) use its best efforts to cause to be filed, on or
                  prior to the later of (1) 45 days after the earlier of (i) the date on which the Issuer determines that the Exchange Offer Registration Statement cannot be filed as a result of clause
                  (a)(i) above and (ii) the date on which the Issuer receives the notice specified in clause (a)(ii) above, and (2) 120 days after the Closing Date, (such date, the "Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement")) relating to all Transfer Restricted Securities, and

                           (y) shall use its commercially reasonable efforts to
                  cause such Shelf Registration Statement to become effective on or prior to the later of (1) 90 days after the Filing Deadline for the Shelf Registration Statement and (2) 210 days after the Closing Date (such day, the "Effectiveness Deadline").

                  If, after the Issuer has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Issuer is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Issuer shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

                  To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Issuer shall use its commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and


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regulations of the Commission as announced from time to time, for a period not in excess of two years (as extended pursuant to Section 6(d)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

                  (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading.

SECTION 5.        LIQUIDATED DAMAGES

                  If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline,
(ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two Business Days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within five Business Days after filing such post-effective amendment to such Registration Statement (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Issuer hereby agrees to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount (in the case of the Notes or the Debentures or, in the case of the Notes prior to March 15, 2006, Accreted Value) or liquidation preference (in the case of the Stock) of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $.05 per week per $ 1,000 in principal amount (in the case of the Notes or the Debentures or, in the case of the Notes prior to March 15, 2006, Accreted Value) or liquidation preference (in the case of the Stock) of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $.50 per week per $1,000 in principal amount (in the case of Notes or the Debentures or, in the case of the Notes prior to March 15, 2006, Accreted Value) or liquidation preference (in the case of the Stock) of Transfer Restricted Securities; provided that the Issuer shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if


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applicable, the Shelf Registration Statement), in the case of (ii) above, (3)
upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable, in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

                  All accrued liquidated damages shall be paid to the Holders entitled thereto, (i) in the manner provided for the payment of interest in the Indenture, on each interest payment date, as more fully set forth in the Indenture and the Notes, (ii) if the Series A Notes have been exchanged for Exchangeable Preferred Stock, in the manner provided for the payment of dividends in the Annex to Articles, on each Dividend Payment Date, as more fully set forth in the Annex to Articles and the Exchangeable Preferred Stock or (iii) if the Exchangeable Preferred Stock has been exchanged for the Exchange Debentures, in the manner provided for the payment of interest in the Exchange Indenture, on each Interest Payment Date, as more fully set forth in the Exchange Indenture and the Exchange Debentures. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Issuer to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6.        REGISTRATION PROCEDURES

                  (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Issuer shall (x) comply with all applicable provisions of Section 6(c) below, (y) use its commercially reasonable efforts to effect such exchange and to permit the resale of the New Notes, the New Preferred Stock or New Exchange Debentures, as the case may be, by Broker-Dealers that tendered in the Exchange Offer Series A Notes, the Exchangeable Preferred Stock, or the Exchange Debentures, respectively, that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Series A Notes, the Exchangeable Preferred Stock, or the Exchange Debentures, respectively, acquired directly from the Issuer or its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

                           (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Issuer raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Issuer hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Issuer to Consummate an Exchange Offer for such Transfer Restricted Securities. The Issuer hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Issuer hereby agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Issuer setting forth the legal bases, if any, upon which such


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         counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

                           (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Issuer, prior to the Consummation of the Exchange Offer, a written representation to the Issuer (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Issuer, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, to be issued in the Exchange Offer and (C) it is acquiring the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, shall acknowledge and agree that, if the resales are of the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, obtained by such Holder in exchange for Series A Notes, the Exchangeable Preferred Stock or the Exchange Debentures, respectively, acquired directly from the Issuer, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

                           (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Issuer shall provide a supplemental letter to the Commission (A) stating that the Issuer is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co, Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above,
         (B) including a representation that the Issuer has not entered into any arrangement or understanding with any Person to distribute the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, to be received in the Exchange Offer and that, to the best of the Issuer's information and belief, each Holder participating in the Exchange Offer is acquiring the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of such securities received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.


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                  (b)      Shelf Registration Statement. In connection with the
Shelf Registration Statement, the Issuer shall:

                           (i) comply with all the provisions of Section 6(c) below and use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Issuer pursuant to Section 4(b) hereof), and pursuant thereto the Issuer will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

                           (ii) issue, upon the request of any Holder or purchaser of Series A Notes, the Exchangeable Preferred Stock or the Exchange Debentures, as the case may be, covered by any Shelf Registration Statement contemplated by this Agreement, the New Notes, the New Preferred Stock or the New Exchange Debentures, respectively, having an aggregate principal amount equal to the aggregate principal amount (in the case of the Notes or Debentures) or liquidation preference (in the case of the Stock) of such securities sold pursuant to the Shelf Registration Statement and surrendered to the Issuer for cancellation; the Issuer shall register the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, on the Shelf Registration Statement for this purpose and issue the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

                  (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Issuer shall:

                           (i) use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuer shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable. Notwithstanding anything to the contrary set forth in this Agreement, the Issuer's obligations to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended shall be suspended in the event continued effectiveness of the Shelf Registration Statement would, in the opinion of counsel to the Issuer, require the Issuer to disclose a material financing, acquisition or other corporate transaction, and the Board of Directors of the Issuer shall have determined in good faith that such disclosure is not in the best interest of the Issuer, but in no event will any such suspension, individually or in the aggregate, exceed 30 Business Days within any twelve month period during which the Shelf Registration Statement is otherwise required to be effective.

                           (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (iii) advise each Holder and its counsel, in connection with a Shelf Registration Statement, and each Initial Purchaser and their counsel, in connection with the Exchange Offer Registration Statement, promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
         (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuer shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (v) furnish to each Holder and their counsel, in connection with a Shelf Registration Statement, and each Initial Purchaser and their counsel, in connection with the Exchange Offer Registration Statement, before filing with the Commission, copies of any such Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Issuer will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof except for any Registration Statement or amendment thereto or prospectus or supplement thereto (a copy of which has been previously furnished to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders)) which counsel to the Issuer has advised the Issuer in writing is required to be filed in order to comply with applicable law. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

                           (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Holder and their counsel, in connection with a Shelf Registration Statement, and each Initial Purchaser and their counsel, in connection with the Exchange Offer Registration Statement, make the Issuer's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request subject to execution of a customary confidentiality agreement;

                           (vii) make available, at reasonable times, for inspection by each Holder and any attorney or accountant retained by such Holders, all pertinent financial and other records, pertinent corporate documents of the Issuer and cause the Issuer's officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness subject to execution of a customary confidentiality agreement;

                           (viii) if requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities;

         and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuer is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                           (ix) furnish to each Holder and their counsel, in connection with a Shelf Registration Statement, and each Initial Purchaser and their counsel, in connection with the Exchange Offer Registration Statement, without charge, at least one copy of such Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                           (x) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Issuer hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                           (xi) in connection with a Shelf Registration Statement only, upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to such Shelf Registration Statement. In such connection, the Issuer shall:

                           (A) upon request of any Holder, furnish (or in the case of paragraphs (2) and (3), use its best efforts to cause to be furnished) to each Holder, upon the effectiveness of the Shelf Registration Statement, as the case may be:

                                    (1)      a certificate, dated such date,
                           signed on behalf of the Issuer by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Issuer, confirming, as of the date thereof, the matters set forth in Sections 6(w), 9(a) and 9(b) of the Purchase Agreement and such other similar matters as such Holders may reasonably request;

                                    (2)      an opinion, dated the date of
                           effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Issuer covering matters similar to those set forth in paragraph (e) of Section 9 of the Purchase Agreement and such other matters as such Holder may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Issuer, representatives of the independent public accountants for the Issuer and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements and other financial and statistical data included therein or omitted therefrom; and

                                    (3)      a customary comfort letter, dated
                           the date of effectiveness of the Shelf Registration Statement, from the Issuer's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(h) of the Purchase Agreement; and

                           (B)      deliver such other documents and
                  certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Issuer pursuant to this clause (xi);

                           (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Issuer shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement in any jurisdiction where it is not now so subject;

                           (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                           (xiv) use its commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                           (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture (in the case of the Notes), the Transfer Agent under the Annex to Articles (in the case of the Stock) or the Exchange Trustee under the Exchange Indenture (in the case of the Debentures) with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                           (xvi) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                           (xvii) cause the Indenture or Exchange Indenture, as applicable, to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee or Exchange Trustee, as applicable, and the Holders to effect such changes to such Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its commercially reasonable efforts to cause such Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                           (xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13, Section 14 or Section 15(d) of the Exchange Act.

                  (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Issuer of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or
(ii) such Holder is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Issuer with more recently dated Prospectuses or (ii) deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 7.        REGISTRATION EXPENSES

                  All expenses incident to the Issuer's performance of or compliance with this Agreement will be borne by the Issuer, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all application and filing fees in connection with listing the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (v) all fees and disbursements of independent certified public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance).

                  The Issuer will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

SECTION 8.        INDEMNIFICATION

                  (a) The Issuer agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Issuer to any Holder or any prospective purchaser of the New Notes, the New Preferred Stock or the New Exchange Debentures, as the case may be, or registered Series A Notes, Exchangeable Preferred Stock or Exchange Debentures, as the case may be, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Issuer by any of the Holders provided, however, that the foregoing indemnification with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any Prospectus, shall not inure to the benefit of any Holder from whom the person asserting such loss, claim, damage, liability or expense purchased any of the New Notes, New Preferred Stock or New Exchange Debentures if a copy of the Prospectus (or any amendment or supplement thereto) was not sent or given on behalf of such Holder to such person at or prior to the written confirmation of the sale of such New Notes, New Preferred Stock or New Exchange Debentures to such person and if the Prospectus (or the Prospectus, as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

                  (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuer, and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuer to the same extent as the foregoing indemnity from the Issuer set forth in
Section 8(a) above, but only with reference to information relating to such Holder furnished to the Issuer by such Holder for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying person") in writing, and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Issuer in aggregate principal amount or liquidation preference, in the case of parties indemnified pursuant to Section 8(b). No indemnifying party shall be liable for any settlement of any such action effected without the written consent of such indemnifying party, but if settled with the written consent of such indemnifying party, or if there is a final judgment for the plaintiff in such action, such indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuer, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Issuer, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Issuer and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 8(d) are several in proportion to the respective principal amount (in the case of the Notes or the Debentures) or liquidation preference (in the case of the Stock) of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9.        RULE 144A AND RULE 144

                  The Issuer agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Issuer (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10.       MISCELLANEOUS

                  (a) Remedies. The Issuer acknowledges and agrees that any failure by the Issuer to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer's obligations under Sections 3 and 4 hereof. The Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Issuer will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Issuer has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer's securities under any agreement in effect on the date hereof.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Issuer has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and
(ii) in the case of all other provisions hereof, the Issuer has obtained the written consent of Holders of a majority of the outstanding principal amount (in the case of the Notes or the Debentures or, in the case of the Notes prior to March 15, 2006, Accreted Value) or liquidation preference (in the case of the Stock) of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Issuer or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount (in the case of the Notes or Debentures or, in the case of the Notes prior to March 15, 2006, Accreted Value) or liquidation preference (in the case of the Stock) of Transfer Restricted Securities subject to such Exchange Offer. Without the consent of any person, the Issuer may amend this Agreement to effect the assignment or merger described in the last sentence of Section 10(f).

                  (d) Third Party Beneficiary. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuer, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it may deem such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile, telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, at the address set forth on the records of (A) the Registrar under the Indenture, (B) if the Series A Notes have been exchanged for Exchangeable Preferred Stock, the Transfer Agent under the Annex to Articles, or (C) if the Exchangeable Preferred Stock has been exchanged for the Exchange Debentures, the Registrar under the Exchange Indenture, with a copy to such Registrar or Transfer Agent, as the case may be; and

                           (ii)     if to the Company:

                                    Emmis Escrow Corporation.
                                    40 Monument Circle, Suite 700
                                    Indianapolis, IN 46204

                                    Telecopier No.:   317-631-3750
                                    Attention:   Associate General Counsel

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if faxed or telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, the Transfer Agent or the

Exchange Trustee, as the case may be, at the address specified in the Indenture, the Annex to Articles or the Exchange Indenture, respectively.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement, the Indenture, the Annex to Articles or the Exchange Indenture, as applicable. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof. Notwithstanding the foregoing, without the consent of any person, the Company shall assign all of its rights and obligation hereunder to Emmis or a newly formed holding company of Emmis if (x)(i) Emmis completes its proposed corporate reorganization or (ii) the exchange of the Series A Notes for the Exchangeable Preferred Stock occurs and (y) the Company consummates the Escrow Corp. Merger.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    EMMIS ESCROW CORPORATION



                                    By: ________________________________________
                                        Name:   J. Scott Enright
                                        Title:  Vice President and Associate
                                                General Counsel



                                    CREDIT SUISSE FIRST BOSTON CORPORATION
                                    GOLDMAN SACHS & CO.
                                    DEUTSCHE BANC ALEX. BROWN INC.
                                    BANC OF AMERICA SECURITIES LLC
                                    CIBC WORLD MARKETS CORP.
                                    FIRST UNION SECURITIES INC.



                                    By:  CREDIT SUISSE FIRST BOSTON CORPORATION



                                    By: ________________________________________
                                        Name:
                                        Title: